UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-50180 (Commission File Number)	98-0365605 (IRS Employer Identification No.)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada
V6C 2V6
(Registrant’s Telephone Number, including Area Code)

604-689-1659
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

We previously entered into a binding letter of intent with Mr. Robert C. Shook (“Shook”) of Casper, Wyoming, to acquire three separate uranium projects located in northeast Wyoming in the central portion of the Power River Basin.

The Letter of Intent provided for a 35-day due diligence period for us to review all reports, maps, drill logs and like material covering the Uranium properties that Shook has in his possession or control and a title search will be performed. If we were not satisfied with the results, we could elect not to close.

On February 1, 2007, we completed such due diligence, were satisfied with the results, and have closed on the transaction.

The total purchase price for the three project acquisitions is $3,120,000. The three projects are named West Flank, North Rolling Pin and C-line. The locations of these three properties are adjacent to, or nearby mining claims already owned by Uranerz Energy, including our West North Butte, Nichols Ranch, Hank, and Doughstick properties, thus providing synergistic opportunities for potential in-situ recovery mine development. The surface area covered by these acquisitions is on land already covered by Uranerz Energy’s surface use agreement with the rancher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION By: /s/ “Dennis L. Higgs” ______________________________ Dennis L. Higgs Chairman

DATE:    February 7, 2007